Exhibit 99.12

TERMINATION OF JOINT FILING AND SOLICITATION AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of June 1, 2016, by and among (1) Laidlaw & Company (UK) Ltd., a company organized in England & Wales (“Laidlaw”), Matthew D. Eitner, James P. Ahern, Dr. John H. Leaman, Todd Johnson, Ben Snedeker, David Buchen and Timothy S. Callahan.

The undersigned, each a party to the Joint Filing and Solicitation Agreement dated December 4, 2015 (the “Filing Agreement”), with regard to the securities of Relmada Therapeutics, Inc., a Nevada corporation (the “Company”), herby provide notice of termination of the Filing Agreement to each other party to the Filing Agreement. The parties shall no longer constitute a group for the purposes of engaging in transactions of the Company’s securities, nor for the purposes of filing joint ownership reports under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each of the undersigned expressly consents to the filing of a final Schedule 13D to disclose the termination of the Filing Agreement and authorizes Laidlaw, as attorney-in-fact, for the purposes of making such filing.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

LAIDLAW & COMPANY (UK) LTD.

/s/ Matthew D. Eitner
Name: Matthew D. Eitner
Title: Chief Executive Officer

/s/ Matthew D. Eitner
MATTHEW D. EITNER

/s/ James P. Ahern
JAMES P. AHERN

/s/ Dr. John H. Leaman
DR. JOHN H. LEAMAN

/s/ Dr. Todd Johnson
DR. TODD JOHNSON

/s/ Ben Snedeker
BEN SNEDEKER

/s/ David Buchen
DAVID BUCHEN

/s/ Timothy S. Callahan
TIMOTHY S. CALLAHAN